Response to Item 77C


Special Meeting of Shareholders of Eaton Vance
Colorado Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on
October 15, 2010 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National
Municipal Income Fund (the "National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of
Shares
			        For		  Against
		   Abstain__
			1,652,015.011		367,207.295
		147,246.787



Special Meeting of Shareholders of Eaton Vance Insured
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on
October 15, 2010 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National
Municipal Income Fund (the "National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of
Shares
			        For		  Against
		   Abstain__
			3,008,344.469		97,587.000
		166,239.874



Special Meeting of Shareholders of Eaton Vance Kansas
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on
October 15, 2010 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National
Municipal Income Fund (the "National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of
Shares
			        For		  Against
		   Abstain__
			1,898,304.125		272,460.805
		 51,356.687